Exhibit 15(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (Nos. 333-215126) and Forms S-8 (Nos. 333-208276 and 333-178183) of Advanced Semiconductor Engineering, Inc. of our report dated March 22, 2018 relating to the financial statements of Siliconware Precision Industries Co., Ltd, which appears in this Form 20-F of Advanced Semiconductor Engineering, Inc.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

Republic of China
March 28, 2018